SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2017

AXA EQUITABLE LIFE INSURANCE COMPANY
(Exact name of Registrant as specified in its charter)

New York	000-20501	13-5570651
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas
New York, New York		10104
(Address of principal executive offices)		(Zip Code)
(212) 554-1234
(Registrant’s telephone number, including area code)
None
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 2, 2018, AXA Equitable Life Insurance Company (the “Company”) has appointed Jeffrey Hurd as its Chief Operating Officer. Mr. Hurd will join the Company from American International Group, Inc. (“AIG”), where he most recently served as executive vice president and chief operating officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including AIG deputy general counsel, senior vice president and AIG chief administrative officer, head of asset management restructuring and executive vice president and chief human resources officer.

Mr. Hurd's offer letter provides that he will receive an annual salary of $900,000 and a sign on bonus of $300,000. Mr. Hurd will be eligible to receive an annual cash bonus award under an annual short-term incentive compensation plan and will be eligible for long-term incentive compensation in the form of an equity grant, commensurate with those received by employees of similar level and responsibilities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY

Date: November 17, 2017	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Director and General Counsel